OMB APPROVAL OMB Number: 3235-0060 Expires: March 31, 2003 Estimated average burden hours per response: 1.25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2002

Entrx Corporation
(Exact Name of registrant as specified in its chapter)

Delaware	0-2000	95-2368719

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402
(Address of principal executive offices & Zip Code)

(612) 333-0614

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
EX-99.(C) Information Statement dated 10/22/2002

Item 2. Acquisition or Disposition of Assets.

     Prior to the close of business on October 22, 2002, Entrx Corporation was the owner of 3,982,142 shares of the $0.01 par value common stock of Surg II, Inc., a Minnesota corporation. The common stock of Surg II, Inc. is traded on the Over the Counter Bulletin Board under the symbol “SURG.”

     On October 22, 2002, Entrx Corporation distributed 3,791,576 shares of Surg II, Inc. common stock as a dividend to its shareholders of record as of the close of business on October 11, 2002. The dividend was equal to one share of Surg II, Inc. common stock for each two shares of Entrx Corporation common stock owned.

     Entrx Corporation retains 190,566 shares of Surg II, Inc. common stock, or approximately 4.3% of the outstanding shares of Surg II, Inc., and intends to reserve 75,000 of those shares of Surg II, Inc. common stock for options to be granted to members of its Board of Directors.

     As of September 30, 2002, the value of Surg II, Inc. on the balance sheet of Entrx Corporation was approximately $3,250,000, or approximately 22% of Entrx Corporation’s assets, and approximately 34% of its stockholders equity.

     An Information Statement, filed as part of this Form 8-K as an exhibit, has been, or will be through street name record holders, delivered to each of the shareholders of Entrx Corporation entitled to the dividend.

Item 7. Financial Statements and Exhibits.

(b) Proforma financial information The required proforma financial information is currently unavailable and will be filed within 60 days of the date of the filing of this Form 8K.

(c) Exhibits Information Statement dated October 22, 2002

Dated: November 1, 2002	ENTRX CORPORATION

By: /s/ Wayne W. Mills

Wayne W. Mills Its President and Chief Executive Officer